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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MONACO COACH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONACO COACH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 13, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Monaco Coach Corporation (the "Company"), a Delaware corporation, will be held on May 13, 2003 at 1:00 p.m., local time, at the Company's offices located at 606 Nelson's Parkway, Wakarusa, Indiana, for the following purposes:

          1.    To elect four Class II directors to serve for two-year terms expiring upon the 2005 Annual Meeting of Stockholders or until their successors are elected.

          2.    To amend the Company's 1993 Director Option Plan to increase the number of stock options non-employee directors receive annually and to allow such directors to elect to receive Company securities in lieu of a portion of their annual cash retainers.

          3.    To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 3, 2004.

          4.    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND Secretary

Coburg, Oregon
April 9, 2003

MONACO COACH CORPORATION
91320 Coburg Industrial Way
Coburg, OR 97408

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Monaco Coach Corporation (the "Company") for use at the 2003 Annual Meeting of Stockholders to be held May 13, 2003 at 1:00 p.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices located at 606 Nelson's Parkway, Wakarusa, Indiana 46573. The Company's telephone number at that location is (574) 862-7211.

        These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 28, 2002, including financial statements, were mailed on or about April 9, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on March 14, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 29,017,114 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted for the slate of directors described herein, for Proposals Two and Three and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Specific instructions on how to vote via the Internet or by telephone are included on the proxy card.

        The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions and such brokers have no discretionary voting authority) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

        The Company's Bylaws require that proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2004 Annual Meeting must be received by the Company no later than December 11, 2003, whether or not they are to be included in the Company's proxy statement and form of proxy relating to that meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

Nominees

        The authorized number of directors is currently established at seven. The Company's Certificate of Incorporation provides that the directors shall be divided into two classes, with the classes serving for staggered, two-year terms. Currently there are three directors in Class I and four directors in Class II. Each of the Class I directors will hold office until the 2004 Annual Meeting or until his successor has been duly elected and qualified. Four Class II directors are to be elected at the Annual Meeting.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

        The names of the four Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the three current Class I directors with unexpired terms are also set forth below. All information is as of the Record Date.

Name	Age	Principal Occupation	Director Since
Nominees for Class II Directors:
Robert P. Hanafee, Jr.	58	Private Investor	2001
Dennis D. Oklak	49	President and Chief Operating Officer of Duke Realty Corporation	2003
Carl E. Ring, Jr.	65	Managing Director of Liberty Capital Partners, Inc.	1993
Roger A. Vandenberg	56	President of Cariad Capital, Inc.	1993
Continuing Class I Directors:
L. Ben Lytle	56	Chairman of the Board of Anthem, Inc.	2001
Richard A. Rouse	57	Private Investor	1993
Kay L. Toolson	59	Chairman of the Board and Chief Executive Officer of the Company	1993

        Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth below during the past five years. Michael P. Snell, an executive officer, is the nephew of Director Toolson. Other than this family relationship, there are no family relationships between any directors or executive officers of the Company.

        Mr. Toolson has served as Chief Executive Officer of the Company and the predecessor since 1986 and as Chairman of the Company since 1993. He has served as President of the Company from 1986 to October 2000, except for the periods from October 1995 to January 1997 and August 1998 to September 1999. From 1973 to 1986, Mr. Toolson held executive positions with two motor coach manufacturers.

        Mr. Hanafee has served as a director of the Company since October 2001. Mr. Hanafee held various positions at Gillette Company, a consumer products company, from 1970 until retirement in 2001, including Vice President of Sales and Marketing of the Paper Mate Divisions; Senior Vice President of the North Atlantic Group; and President of the Stationary Products Group.

        Mr. Lytle has served as a director of the Company since October 2001. Mr. Lytle is currently Chairman of the Board of Anthem, Inc., one of the largest healthcare management companies in the United States. Mr. Lytle served as CEO of Anthem from 1989 through 1999. Before joining Anthem's predecessor company in 1976, he held positions with LTV Aerospace, an aerospace company, Associates Corp. of North America, a financial services company, and American Fletcher National Bank. Mr. Lytle serves on the boards of Duke Realty Corporation, a real estate investment firm, and is a member of the advisory board of CID Ventures, a private venture capital fund. Mr. Lytle is also a member of the board of trustees of two independent public policy research organizations; the Hudson Institute and the American Enterprise Institute.

        Mr. Oklak has served as a director of the Company since February 2003. Mr. Oklak is currently President and Chief Operating Officer of Duke Realty Corporation, one of the largest real estate investment trusts in the United States. From 1986 through January 2003, Mr. Oklak served in various other positions with Duke Realty Corporation, including Co-Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President and Treasurer. Prior to joining Duke Realty Corporation, Mr. Oklak was with Deloitte & Touche, a public accounting firm.

        Mr. Ring has served as a director of the Company since March 1993. He was a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment-banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring has also served as a director of Rudolph Technologies, Inc. since June 1996.

        Mr. Rouse has served as a director of the Company since July 1993. He is currently a private investor. From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately held nationwide roadside assistance company. From 1988 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs.

        Mr. Vandenberg has served as a director of the Company since March 1993. He currently serves as the President of Cariad Capital, Inc., a private equity investment business, which he founded in January 1992. From 1986 to December 2002, Mr. Vandenberg served as a Managing Director of Narragansett Capital, Inc., a private investment firm, as general partner of Narragansett Capital Partners -A and -B, L.P., related venture capital funds, and as a general partner of Narragansett First Fund, a venture capital fund. From May 1999 to March 2000, Mr. Vandenberg served as President of EFD, Inc., a manufacturer and seller of fluid dispensing and dispensing components. Mr. Vandenberg has also served as a director of Wellman, Inc., a polyester fiber manufacturer.

Board Meetings and Committees

        The Board of Directors of the Company held a total of seven meetings during fiscal 2002. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee. Each committee has adopted a written charter.

        The Audit Committee of the Board of Directors currently consists of Directors Oklak, Ring and Vandenberg, and held eight meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Each member of our Audit Committee is "independent" as defined under the NYSE's listing standards.

        The Compensation Committee of the Board of Directors currently consists of Directors Lytle, Ring, Rouse and Vandenberg, and held three meetings during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

        The Board of Directors formed a Governance Committee in October 2002 consisting of directors Lytle, Hanafee and Rouse. The Governance Committee, which held one meeting in 2002, assists the Board in identifying prospective director nominees and recommends nominees for election to the Board, develops and recommends to the Board governance principles applicable to the Company, oversees the evaluation of the board and management, and recommends nominees for committee membership. The Governance Committee considers potential nominations provided by stockholders and submits suggested nominations, when appropriate, to the Board of Directors for approval. Stockholders wishing to recommend persons for consideration by the Governance Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company at its principal executive offices giving each such persons' name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company's Bylaws also contain a procedure for stockholder nomination of directors.

Audit Committee Report

        The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 28, 2002.

        The Audit Committee of the Board of Directors has:

  •
  reviewed and discussed the Company's audited financial statements for the fiscal year ended December 28, 2002 with the Company's management;

  •
  discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the materials required to be discussed by Statement of Auditing Standard 61;

  •
  reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP its independence; and

  •
  considered whether the provision of non-audit services as noted under Proposal Three is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such provision of non-audit services is compatible.

        Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2002 Annual Report on Form 10-K.

AUDIT COMMITTEE Carl E. Ring, Jr. Dennis D. Oklak Roger A. Vandenberg

Compensation of Directors

        Each of the Company's directors who is not an employee of the Company received a total of $25,000 in 2002, and will receive a total of $50,000 in 2003, for service on the Board of Directors and any committee thereof. The Company's directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings.

        Each non-employee director of the Company is currently entitled to participate in the Company's 1993 Director Option Plan (the "Director Plan"). Each eligible non-employee director is automatically granted an option to purchase 8,000 shares of Common Stock (the "Initial Option") on the date on which the optionee first becomes a director of the Company. Thereafter, under the current terms of the Director Plan, each optionee is automatically granted an additional option to purchase 3,500 shares of Common Stock (a "Subsequent Option") on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each Initial Option vests over five years at the rate of 20% of the shares subject to the Initial Option at the end of each anniversary following the date of grant. Each Subsequent Option vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the New York Stock Exchange on the date of grant. Mr. Oklak was granted an Initial Option to purchase 8,000 shares on February 11, 2003 at an exercise price of $11.94 per share. Messrs. Hanafee, Lytle, Ring, Rouse and Vandenberg were each granted a Subsequent Option to purchase 3,500 shares on September 30, 2002 at an exercise price of $20.03 per share.

        If Proposal Two to amend the Director Plan is approved at the Annual Meeting, then (i) the number of shares subject to each Subsequent Option will be increased from 3,500 to 4,000 beginning with the grants on September 30, 2003 and (ii) non-employee directors will be able to elect to receive a portion of their annual cash retainer in either Common Stock of the Company or an option to purchase Common Stock of the Company beginning in the second half of 2003. For a more detailed description of the proposed amendment to the Director Plan, see Proposal Two below.

Vote Required

        The four nominees receiving the highest number of votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

        The Company's Board of Directors unanimously recommends voting "FOR" the nominees set forth herein.

PROPOSAL TWO—TO AMEND THE 1993 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS NON-EMPLOYEE DIRECTORS AUTOMATICALLY RECEIVE ANNUALLY AND TO ALLOW SUCH DIRECTORS TO ELECT TO RECEIVE COMPANY SECURITIES IN LIEU OF A PORTION OF THEIR ANNUAL CASH RETAINERS

        At the Annual Meeting, the stockholders are being requested to consider and approve amendments to the Company's 1993 Director Option Plan (the "Director Plan") (i) to increase the number of shares of Common Stock subject to automatic annual option grants to non-employee directors from 3,500 to 4,000 shares (the "Annual Grant Amendment") and (ii) to allow non-employee directors to receive up to fifty percent (50%) of their annual cash compensation in the form of Company securities (the "Retainer Amendment"). If the amendments are approved, the name of the Director Plan will be changed to the "Director Stock Plan."

        The Company believes that both of these amendments will assist it in attracting and retaining capable and qualified directors. The Company believes that the 500 share increase in the annual option grants to directors is modest and appropriate in light of the increasing responsibilities of directors. The Company further believes that permitting directors to take a portion of their directors' fees in the form of stock or options will provide greater financial flexibility to these individuals and will help to further align their interests with those of the stockholders. The Company is not seeking to increase the total number of shares of Common Stock reserved for issuance under the Director Plan. The Board recommends that stockholders approve the amendments, which are described in more detail below.

General

        The Director Plan was adopted by the Board of Directors and by the stockholders in August 1993. Under the terms of the Director Plan, members of the Company's Board of Directors who are not employees of the Company receive automatic annual grants of options to purchase 8,000 shares of Common Stock on the date on which he or she becomes a director and options to purchase 3,500 shares on September 30 of each year. The Board of Directors administers the Director Plan. The number of shares of Common Stock subject to each option grant is subject to adjustment to reflect certain changes in the Company's capitalization. The exercise price of each option is the fair market value of the Common Stock, which is the closing sales price of the stock as quoted on the New York Stock Exchange on the date of grant. The term of each option is 10 years. The Director Plan will terminate on March 1, 2012, unless terminated sooner by the Board of Directors.

        The purposes of the Director Plan are to attract and retain the best available personnel for service as directors of the Company, to provide an additional incentive to directors and to encourage their continued service on the Board of Directors. The Board of Directors believes that the Director Plan helps align the interests of directors with those of the Company's stockholders.

        As of March 14, 2003, options to purchase 87,700 shares of Common Stock were outstanding under the Director Plan and 175,700 shares remained available for future option grants. Options to purchase a total of 89,100 shares under the Director Plan had been exercised as of such date. The aggregate market value of the unexercised options for shares of Common Stock under the Director Plan was $873,492 based on a closing price of $9.96 on the New York Stock Exchange on March 14, 2003.

        The full text of the Director Plan, which includes the proposed amendments, is attached to this Proxy Statement as Exhibit A. Readers are urged to refer to it for a complete description of the Director Plan and the amendments. The following summary of the principal features of the amendments is qualified entirely by such reference.

Annual Grant Amendment

        Currently, the Company's non-employee directors receive an option to purchase 3,500 shares of Common Stock on September 30 of each year. If the amendments to the Director Plan described in this proposal are approved by the Company's stockholders, each of such directors will be granted an option to purchase 4,000 shares on September 30 of each year instead of an option to purchase 3,500 shares. The directors who are currently eligible for these awards are Robert P. Hanafee, Jr., Ben Lytle, Dennis D. Oklak, Carl E. Ring, Jr., Richard A. Rouse and Roger A. Vandenberg.

Retainer Amendment

  Form of Awards

        Under the Retainer Amendment, a non-employee director may elect to receive between ten percent (10%) and fifty percent (50%) of the value of his or her annual retainer in the form of either an option to purchase Common Stock ("Retainer Stock Option") or a Common Stock payment ("Common Stock Payment"). A director's annual retainer is the amount of cash which he or she is entitled to receive for serving as a director in a relevant fiscal year (a "Plan Year"), but does not include reimbursement for expenses, fees associated with service on any committee of the Board of Directors or fees with respect to any other services to be provided to the Company. The current annual retainer is $50,000.

        In order for a non-employee director to receive a portion of his or her annual retainer in the form of Company securities, the director must deliver to the Company a written irrevocable election prior to the first day of the Plan Year. If a director elects to receive a Retainer Stock Option, then the Retainer Stock Option will be granted on the first day of the Plan Year. If a director elects to receive a Common Stock Payment, then the director will be paid a Common Stock Payment on the first business day following the last day of each quarter of the Plan Year. If a non-employee director fails to make an election prior to the first day of the Plan Year, then the director will receive 100% of the annual retainer in cash.

        If this Proposal is approved at the Annual Meeting, directors will be permitted to elect to receive a Common Stock Payment or a Retainer Stock Option for the second half of 2003.

  Common Stock Payment

        The total number of shares of Common Stock included in each Common Stock Payment is determined by dividing the amount of the quarterly installment of the annual retainer that is to be paid in stock by the fair market value of a share of Common Stock on the date of payment. Fractional shares will be paid in cash.

  Retainer Stock Option

        A Retainer Stock Option will have a 10-year term and will be exercisable for one-fourth of the number of shares underlying such option on the last day of each quarter during the Plan Year. The exercise price of a Retainer Stock Option will be the fair market value per share of Common Stock on the date of grant. Retainer Stock Options are not transferable by the director otherwise than by will, or by the laws of descent and distribution.

        The number of shares to be subject to a Retainer Stock Option will equal that portion of the Annual Retainer that the non-employee director elected to receive in the form of a stock option divided by the Per Share Option Value on the grant date. The "Per Share Option Value" under the Director Plan means the value of an option to purchase one share of Common Stock that is subject to a Retainer Option. For so long as the Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, the Per Share

Option Value shall be calculated using the valuation method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and used in the footnotes to the Company's audited financial statements. However, if the Company at any time begins to treat stock options as an expense on its books and records, the Per Share Option Value shall be calculated in accordance with the valuation method used by the Company when valuing stock options to determine the compensation expense that it records in the financial statements that it files with the Securities and Exchange Commission.

        For example, if the Per Share Option Value of an option to purchase Common Stock underlying a Retainer Option on the first business day of a Plan Year is $2.00, and if a participating non-employee director has elected to receive a Retainer Stock Option representing thirty (30%) of the value of his or her Annual Retainer, then the director will receive a Retainer Stock Option to purchase the number of shares of Common Stock equal to $15,000 divided by $2.00, or 7,500 shares. The balance of the Annual Retainer, $35,000 in this example, will be paid in cash. The actual number of shares underlying the Retainer Stock Option and any remaining cash payment will, of course, depend on the non-employee director's election and the Per Share Option Value on the grant date.

        If the Retainer Amendment is approved by the Company's stockholders, non-employee directors will be able to receive Retainer Stock Options and Common Stock Payments beginning with the second half of 2003. No Retainer Stock Options shall be granted, and no Common Stock Payments shall be made, after the date on which the Director Plan terminates. The applicable terms of the Director Plan, and any terms and conditions applicable to the Retainer Stock Options granted or Common Stock Payments made prior to such date, shall survive the termination of the Director Plan and continue to apply to such Retainer Stock Options or Common Stock Payments.

        In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate number of shares that may be issued under the Director Plan) and kind of shares to be issued under the Director Plan and the price of any Retainer Stock Option or Common Stock Payment.

Federal Income Tax Consequences

        The rules governing the tax treatment of stock options and Common Stock Payments are quite technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  Stock Options

        All stock options granted under the Director Plan are nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code. The grant of a stock option does not result in taxable income to the recipient. Upon the exercise of an option, the recipient recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise of a stock option. The non-employee director recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

  Common Stock Payment

        A non-employee director who elects to receive his or her compensation in the form of a Common Stock Payment recognizes ordinary income and the Company receives a deduction in an amount equal to the fair market value of the shares of Common Stock as and when they become payable.

Vote Required

        The approval of the amendments requires the affirmative vote of a majority of the Votes Cast on this Proposal Two, provided that the total Votes Cast on this Proposal Two represents over 50% in interest of all securities entitled to vote on this Proposal Two. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

        The Company's Board of Directors unanimously recommends voting "FOR" the amendments to the Director Plan to increase the number of shares of common stock underlying annual option grants from 3,500 to 4,000 and to allow non-employee directors to elect to receive Company securities in lieu of a portion of their annual cash retainers.

PROPOSAL THREE—RATIFICATION OF
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending January 3, 2004, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. No representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders.

Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2002

        Audit Fees:

        Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2002 fiscal year for review of the Company's benefit plans, annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $322,586.

        The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 28, 2002.

        All Other Fees:

        Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2002 fiscal year for all other non-audit services rendered to the Company, excluding tax related services of $26,743, totaled $55,000.

Vote Required

        The affirmative vote of a majority of the Votes Cast will be required to ratify PricewaterhouseCoopers LLP as the Company's independent auditors.

        The Company's Board of Directors unanimously recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 3, 2004.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

EXECUTIVE COMPENSATION

Executive Compensation Tables

        The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company (the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options (#)
Kay L. Toolson Chief Executive Officer and Chairman	2002 2001 2000	$224,400 220,000 215,000	$1,827,000 1,027,594 1,395,000		10,000 15,001 16,500
John W. Nepute President	2002 2001 2000	153,000 150,000 127,000	571,000 330,000 440,000		9,000 11,250 10,500
Irvin M. Yoder Vice President and Director of Indiana Manufacturing	2002 2001 2000	94,800 92,000 88,000	374,000 226,000 287,100		6,000 8,250 8,250
Richard E. Bond Senior Vice President, Secretary and Chief Administrative Officer	2002 2001 2000	126,500 124,000 121,000	340,000 193,000 258,600		6,000 8,250 8,250
Martin W. Garriott Vice President and Director of Oregon Manufacturing	2002 2001 2000	94,800 92,000 90,000	365,000 218,000 278,850		6,000 8,250 8,250
Michael P. Snell Vice President of Sales	2002 2001 2000	92,700 90,000 78,333	352,044 250,000 289,500	(1) (1) (1)	6,000 7,500 6,750

(1)
Includes sales commissions earned by Mr. Snell in the amounts of $150,000 in fiscal years 2002 and 2001 and 160,000 in fiscal year 2000.

Option Grants

        The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 28, 2002. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Option Grants in Last Fiscal Year

	# of Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2001
Name	Number of Securities Underlying Options Granted (#)		Exercise Price	Expiration Date
					5%	10%
Kay L. Toolson	10,000	6.22	$24.30	03/31/12	$152,821	$387,279
John W. Nepute	9,000	5.58	24.30	03/31/12	137,539	348,551
Irvin M. Yoder	6,000	3.72	24.30	03/31/12	91,693	232,368
Richard E. Bond	6,000	3.72	24.30	03/31/12	91,693	232,368
Martin W. Garriott	6,000	3.72	24.30	03/31/12	91,693	232,368
Michael P. Snell	6,000	3.72	24.30	03/13/12	91,693	232,368

(1)
These options were granted pursuant to the Company's 1993 Incentive Stock Plan. These options have terms of ten years and vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

Option Values

        The following table sets forth information with respect to the number and value of securities underlying exercisable and unexercisable options held by each of the Named Executive Officers on December 28, 2002:

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kay L. Toolson	5,063	$103,386	43,600	45,963	$297,009	$189,827
John W. Nepute	12,000	268,200	90,669	32,940	1,054,442	124,994
Irvin M. Yoder	0	0	34,718	23,727	330,695	91,296
Richard E. Bond	0	0	39,645	24,480	385,340	96,700
Martin W. Garriott	0	0	32,353	23,727	298,529	91,296
Michael P. Snell	0	0	22,135	20,573	189,987	74,292

(1)
Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the New York Stock Exchange of $16.41 per share on December 27, 2002 (the last trading day for the fiscal year ended December 28, 2002) minus the exercise price.

Compensation Committee Report

        The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

        The Compensation Committee of the Board of Directors (the "Committee") was established in July 1993 and is comprised solely of Outside Directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefore and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

Executive Compensation

        The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

        Executive officers of the Company receive cash compensation in the form of annual salaries and bonus payments. A principal goal of the Committee is to tie a substantial part of each executive officer's cash compensation to the Company's performance, and to reward executive officers for the Company's success. In 2002, the group was eligible to receive a bonus from a pool of 7.38% of the Company's EBITDA in excess of 12% of beginning equity ($25.6 million) annually. (EBITDA is defined as the Company's net income before interest expense, taxes, and depreciation and amortization.) One half of a quarterly allocation, other than the amount allocated to the Chief Executive Officer (as described below), was paid to participants in the pool, other than the Chief Executive Officer at the end of each quarter. At the discretion of the Committee, the participants, other than the Chief Executive Officer, are eligible for the remainder to be paid after the year-end, based on the Company's annual EBITDA from the Company's audited annual financial statements. The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee, and is based on subjective factors, including the achievement by each participant in the pool of specifically defined objectives and the particular contributions of each participant to the Company's revenue and profitability. The Committee also considers the compensation of similarly situated executives in the Company's peer group in the recreational vehicle industry. The Chief Executive Officer also recommends to the Committee the performance objectives for each executive officer for the ensuing year.

Equity-based Compensation

        The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of March 31 each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage option holders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant. In 2002, the Committee set aside a pool of 161,150 shares for grants to management, of which options to purchase 64,500 shares were granted to the executive officers.

Chief Executive Officer Compensation

        The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 2002, Mr. Toolson received a base salary of $224,400 for serving as the chief executive officer of the Company. As a participant in the Company's Executive Variable Compensation Plan approved by the stockholders in fiscal 1999, Mr. Toolson was eligible to receive an annual bonus equal to 3.03% of the Company's EBITDA in excess of 12% of beginning equity ($25.6 million) payable at the discretion of the Committee after review of the Company's audited annual financial statements. This compares to 2.37% of the Company's EBITDA in excess of $12 million in 2001 and 2000. Mr. Toolson received a bonus for 2002 of $1,827,000. In 2002, the Compensation Committee also granted Mr. Toolson an option to purchase 10,000 shares of the Company's Common Stock.

Tax Deductibility of Executive Compensation

        The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances. In 1999, the Company's stockholders approved the Executive Variable Compensation Plan (the "Compensation Plan") under which bonuses may be paid to participating executive officers. The Compensation Plan, which provides for performance-based compensation, is intended to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code.

Summary

        The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE
Carl E. Ring, Jr. L. Ben Lytle Richard A. Rouse Roger A. Vandenberg

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors was established in July 1993 and consists of Directors Ring, Lytle, Rouse and Vandenberg, none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

SECURITY OWNERSHIP

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 14, 2003 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares (1)	Percentage
FMR Corporation (2) 82 Devonshire St. Boston, Mass 02109	3,165,648	10.91%
Kay L. Toolson (3) c/o Monaco Coach Corporation 91320 Industrial Way Coburg, Oregon 97408	2,020,285	6.95%
Liberty Wanger Asset Management, L.P. (4) 227 West Monroe Street Suite 3000 Chicago, Illinois 60606	1,568,000	5.40%
Roger A. Vandenberg	840,256	2.90%
John W. Nepute (3)	241,617	*
Richard A. Rouse (3)	124,380	*
Carl E. Ring, Jr.	113,920	*
Richard E. Bond (3)	55,361	*
Irvin M. Yoder (3)	52,064	*
Martin W. Garriott (3)	43,342	*
Michael P. Snell (3)	42,476	*
L. Ben Lytle (3)	4,745	*
Robert P. Hanafee, Jr. (3)	1,600	*
Dennis D. Oklak	1,000	*
All directors and executive officers as a group (16 persons)(5)	3,614,359	12.30%

*
Less than one percent.

(1)
Applicable percentage of beneficial ownership is based on 29,017,114 shares of Common Stock outstanding as of March 14, 2003 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 14, 2003 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2)
Information based solely on a joint Schedule 13G/A filed on February 13, 2003 by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company.

(3)
Includes the number of shares subject to options which are exercisable within 60 days of March 14, 2003 by the following persons: Mr. Toolson (34,206 shares), Mr. Nepute (88,759 shares), Mr. Rouse (8,100 shares), Mr. Bond (48,825 shares), Mr. Yoder (43,370 shares), Mr. Garriott (41,005 shares), Mr. Snell (29,358 shares), Mr. Lytle (1,600 shares) and Mr. Hanafee (1,600 shares).

(4)
Information based solely on a joint Schedule 13G filed on February 14, 2003 by Liberty Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. Liberty Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. each claim shared voting and dispositive power over 1,568,000 shares.

(5)
Includes 363,629 shares subject to options which are exercisable within 60 days of March 14, 2003.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to the Company's equity compensation plans as of December 28, 2002.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,341,523	$10.15	1,545,138
Equity compensation plans not approved by security holders	0	0	0
Total	1,341,523	$10.15	1,545,138

PERFORMANCE GRAPH

        The following line graph shows a comparison of cumulative total stockholder return for the Company's Common Stock, the New York Stock Exchange Composite Index and a peer group of companies selected by the Company (the "Peer Group"), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., National RV Holdings, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc., and Winnebago Industries, Inc. for the full period, and SMC Corp. from December 31, 1997 to August 6, 2001. The graph assumes that $100 was invested on December 31, 1997 at the closing price for the Company's stock on such date, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 Investment on 12/31/1997)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 28, 2002, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except that Mr. Patrick Carroll filed a late Form 4 to report a sale of Common Stock in June 2002.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND Secretary

April 9, 2003

EXHIBIT A

MONACO COACH CORPORATION

DIRECTOR STOCK PLAN

(as proposed to be amended in May, 2003)

        1.    Purposes of the Plan.    The purposes of this Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. To achieve these objectives, the Plan (i) provides for the automatic grant to Outside Directors of options to purchase the Company's Common Stock upon their becoming Directors and annually thereafter and (ii) provides a means for Outside Directors to elect to receive a portion of their fees for service on the Board in the form of Common Stock or options to purchase Common Stock.

        All options granted hereunder shall be "non-statutory stock options."

        2.    Applicability of May 2002 Amendments.    Options granted on or prior to May 16, 2002 shall not be subject to Section 11(f) of the Plan. Options granted subsequent to May 16, 2002 shall be subject to Section 11(f) of the Plan.

        3.    Definitions.    As used herein, the following definitions shall apply:

          (a)  "Annual Retainer" shall mean the amount which an Outside Director will be entitled to receive for serving as a Director during a fiscal year, but shall not include reimbursement for expenses or fees with respect to any other services provided to the Company.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" means the Common Stock of the Company.

          (e)  "Company" means Monaco Coach Corporation, a Delaware corporation.

          (f)    "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

          (g)  "Director" means a member of the Board.

          (h)  "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii)  If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k)  "Fixed Option" means a stock option granted pursuant to Section 6 of the Plan.

          (l)    "Option" means a Fixed Option or a Retainer Option.

          (m)  "Optioned Stock" means the Common Stock subject to an Option.

          (n)  "Optionee" means an Outside Director who receives an Option.

          (o)  "Outside Director" means a Director who is not an Employee.

          (p)  "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q)  "Per Share Option Value" shall mean the value of one Share of the Optioned Stock subject to a Retainer Option. For so long as the Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, the Per Share Option Value shall be calculated using the valuation method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and used in the footnotes to the Company's audited financial statements that it files with the Securities and Exchange Commission. However, if the Company at any time begins to treat stock options as an expense on its books and records, the Per Share Option Value shall be calculated in accordance with the valuation method used by the Company when valuing stock options to determine the compensation expense that it records in the financial statements that it files with the Securities and Exchange Commission.

          (r)  "Plan" means this Director Stock Plan, as amended.

          (s)  "Retainer Option" means an option to purchase Common Stock granted pursuant to Section 7 of the Plan.

          (t)    "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (u)  "Retirement" means a Director who voluntarily resigns from the Board on or after age sixty-two (62) and such Director has at least five (5) years of service on the Company's Board of Directors at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Director retires so long as such determination is not less favorable than provided for in the foregoing definition.

          (v)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

        4.    Stock Subject to the Plan.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and/or sold under the Plan is 352,500 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

        5.    Administration of the Plan.

          (a)    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

          (b)    Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 3(j) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c)    Effect of Board's Decision.    All decisions, determinations and interpretations of the Board shall be final.

        6.    Procedure for Fixed Option Grants.    All grants of Fixed Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

          (a)  No person shall have any discretion to select which Outside Directors shall be granted Fixed Options or to determine the number of Shares to be covered by Fixed Options granted to Outside Directors.

          (b)  Each Outside Director shall be automatically granted an initial Fixed Option to purchase eight thousand (8,000) Shares (the "First Option") on the date which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

          (c)  Each Outside Director shall be automatically granted a subsequent Fixed Option to purchase four thousand (4,000) Shares (a "Subsequent Option") on September 30 of each year after the date of the First Option grant, provided such Outside Director shall have served on the Board for at least six months prior to the date of the Subsequent Option grant and remains an Outside Director on such date.

          (d)  The terms of a First Option granted hereunder shall be as follows:

              (i)  the term of the First Option shall be ten (10) years.

            (ii)  the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 11 hereof.

            (iii)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

            (iv)  the First Option shall become exercisable in installments cumulatively as to twenty percent (20%) of the Shares subject to the First Option one (1) year from its date of grant and as to twenty percent (20%) each year thereafter if, on each such date, the Optionee has maintained his Continuous Status as a Director.

          (e)  The terms of a Subsequent Option granted hereunder shall be as follows:

              (i)  the term of the Subsequent Option shall be ten (10) years.

            (ii)  the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 11 hereof.

            (iii)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

            (iv)  the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option five (5) years from its date of grant if, on such date, the Optionee has maintained his Continuous Status as a Director.

        7.    Procedure for Election to receive Securities in Lieu of Cash Retainer.

          (a)    Compensation Alternatives.

              (i)  Each Outside Director who, in any fiscal year of the Company, delivers to the Company written notice of an irrevocable election concerning the Annual Retainer to be earned in the next fiscal year of the Company, will be entitled to select one of the following alternative means of payment for the value of his Annual Retainer in the next fiscal year of the Company:

              (1)  an amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of 10% of the Annual Retainer) in the form of Common Stock (a "Common Stock Payment") and the balance in cash (a "Cash Payment"); or

              (2)  an amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of 10% of the Annual Retainer) in the form of an option to purchase shares of Common Stock (a "Retainer Option") and the balance in a Cash Payment.

            (ii)  If any Outside Director fails to notify the Secretary of the Company in writing prior to the beginning of the next fiscal year of the Company of his desired means to receive payment of the Annual Retainer for the next fiscal year, then he shall be deemed to have elected the entire value of the Annual Retainer in cash.

          (b)    Common Stock Payment.

            (i)    Date of Payment.    The Shares constituting any Common Stock Payment shall be issued automatically on the first business day following the last day of each fiscal quarter for the applicable year (a "Stock Grant Date"). Each award of a Common Stock Payment shall be evidenced by an agreement which shall reflect the terms and conditions of the Common Stock Payment and such additional terms and conditions as may be determined by the Board of a committee thereof.

            (ii)    Number of Shares Subject to Common Stock Payment.    The total number of Shares included in each Common Stock Payment shall be determined by dividing (A) the amount of the quarterly installment of the Annual Retainer that is to be paid in stock by (B) the Fair Market Value of one Share on the applicable Stock Grant Date.

        Any payment for a fractional share automatically shall be paid in cash based upon the Fair Market Value on the Grant Date of such fractional share.

          (c)    Option Payment.

            (i)    Date of Payment.    The Retainer Option shall be granted automatically on the first business day of the applicable fiscal year in which an Outside Director has elected to receive a Retainer Option (the "Option Grant Date").

            (ii)    Number of Shares Subject to Option.    The number of Shares to be subject to any Retainer Option granted shall be equal to that portion of the Annual Retainer that the Outside Director elected to receive in the form of an Option divided by the Per Share Option Value on the Option Grant Date.

            (iii)    Exercise Price.    The per Share exercise price of a Retainer Option granted pursuant to this Section 7 shall equal the Fair Market Value of one Share on the Option Grant Date.

            (iv)    Vesting.    A Retainer Option shall become exercisable for one fourth (1/4th) of the Optioned Stock on the last day of each quarter during the applicable year (a "Vesting Date") so long as the Outside Director is serving as a member of the Board on the Vesting Date.

            (v)    Term.    The term of a Retainer Option shall be ten (10) years.

            (vi)    Exercisability.    A Retainer Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 11 hereof.

          (d)    Interim Period.    Notwithstanding any other provision of the Plan, an Outside Director may elect to receive between ten percent (10%) and fifty percent (50%) of the value of his or her last two quarterly installments of the Annual Retainer for 2003 (in increments of 10% of the Annual Retainer) in the form of a Common Stock Payment or a Retainer Option if the Outside Director delivers to the Company written notice of an irrevocable election concerning such portion of the 2003 Annual Retainer prior to July 1, 2003.

            (i)    Interim Period Common Stock Payment.    If an Outside Director elects to receive a Common Stock Payment pursuant to this Section 7(d), a Common Stock Payment shall be made on the first business day following the last day of the third and fourth quarters of 2003. The number of shares subject to such a Common Stock Payment shall be determined in accordance with Section 7(b) hereof.

            (ii)    Interim Period Retainer Option.    If an Outside Director elects to receive a Retainer Option pursuant to this Section 7(d), the Retainer Option shall be granted on July 1, 2003. The number of shares of Common Stock subject to such Retainer Option and the per Share exercise price and other terms of such Retainer Option shall be determined in accordance with Section 7(c), however, with respect to such Retainer Option, the "Option Grant Date" shall be July 1, 2003. In addition, a Retainer Option granted pursuant to this Section 7(d) shall become exercisable for one half (1/2) of the Optioned Stock on the last day of each of the last two quarters of 2003 so long as the Outside Director is serving as a member of the Board on such dates.

        8.    Eligibility.    Options and Common Stock Payments may be granted only to Outside Directors. All Fixed Options shall be automatically granted in accordance with the terms set forth in Section 6 hereof.

        The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

        9.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect until March 1, 2012 unless sooner terminated under Section 14 of the Plan.

        10.    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) promissory note, (iv) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six

(6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

        11.    Exercise of Option.

          (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Sections 6 and 7 hereof.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 10 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate or electronic notification of share ownership for the number of Shares so acquired shall be issued or provided to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Rule 16b-3.    Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (c)    Termination of Continuous Status as a Director.    In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death, total and permanent disability (as defined in Section 22(e)(3) of the Code) or Retirement), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d)    Disability of Optionee.    In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), any Fixed Options granted to such Optionee shall become vested and exercisable for the full number of Shares covered by the Fixed Option and any Retainer Option shall be exercisable to the extent that the Optionee was entitled to exercise the Retainer Option at the date of disability. The Optionee may exercise his or her Option, at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)    Death of Optionee.    In the event of the death of an Optionee, any Fixed Option shall become vested and exercisable for the full number of Shares covered by the Fixed Option and any Retainer Option shall be exercisable to the extent that the Optionee was entitled to exercise the Retainer Option at the time of death. The Option held by the Optionee at the time of death may be exercised at any time within twelve (12) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option agreement. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (f)    Retirement of Optionee.    In the event of an Optionee's Retirement while a Director, any Fixed Option shall become vested and exercisable for the full number of Shares covered by the Fixed Option and any Retainer Option shall be exercisable to the extent that the Optionee was entitled to exercise the Retainer Option at the time of Retirement. Any Option held by the Optionee at the time of Retirement may be exercised at any time within twelve (12) months following the date of Retirement. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option Agreement; provided, however, that (i) this subsection (f) shall not apply to grants made on or before May 16, 2002, and (ii) this subsection (f) shall apply to grants made on or after May 17, 2002. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        12.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        13.    Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. In addition, a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company shall not result in an adjustment to the number of shares granted to Outside Directors pursuant to Section 5(b)(ii) and Section 5(b)(iii) of the Plan subsequent to such stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        14.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    Except as set forth in Section 5, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        15.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Sections 6 and 7 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        16.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18.    Option Agreements.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        19.    Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

MONACO COACH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

Tuesday, May 13, 2003
1:00 p.m., local time

606 Nelson's Parkway
Wakarusa, Indiana 46573

MONACO COACH CORPORATION 91320 Industrial Way, Coburg, Oregon 97408	proxy

        The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2003, and the 2002 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 13, 2003, at 1:00 p.m. local time, at the Company's offices, located at 606 Nelson's Parkway, Wakarusa, Indiana 46573, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, TO AMEND THE COMPANY'S 1993 DIRECTOR OPTION PLAN, TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

        Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 12, 2003.

  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mnc/ — QUICK ***EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 12, 2003.

  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Monaco Coach Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of four Class II directors:	01 Robert P. Hanafee, Jr. 02 Dennis D. Oklak	03 Carl E. Ring, Jr. 04 Roger A. Vandenberg	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to amend the Company's 1993 Director Option Plan.	☐ For	☐ Against	☐ Abstain
3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 3, 2004.	☐ For	☐ Against	☐ Abstain
4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Address Change? Mark Box ☐ Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—TO AMEND THE 1993 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS NON-EMPLOYEE DIRECTORS AUTOMATICALLY RECEIVE ANNUALLY AND TO ALLOW SUCH DIRECTORS TO ELECT TO RECEIVE COMPANY SECURITIES IN LIEU OF A PORTION OF THEIR ANNUAL CASH RETAINERS
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXHIBIT A MONACO COACH CORPORATION DIRECTOR STOCK PLAN (as proposed to be amended in May, 2003)